UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2020

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, Par Value $0.01	CAR	The NASDAQ Global Select Market
Common Stock Purchase Rights	N/A	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2020, Avis Budget Car Rental, LLC (the “Borrower”), a subsidiary of Avis Budget Group, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement, dated as of February 13, 2018 (as in effect immediately prior to the Amendment, the “Existing Senior Credit Agreement” and as amended by the Amendment, the “Amended Senior Credit Agreement”), by and among the Borrower, Avis Budget Holdings, LLC, the Company, certain of the Borrower’s subsidiaries (the “Subsidiaries”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Existing Senior Credit Agreement provides for senior credit facilities consisting of an approximately $1.2 billion term loan maturing in 2027 (the “Term Facility”) and a $1.8 billion revolving credit facility maturing in 2023 (the “Revolving Credit Facility” and, together with the Term Facility, the “Senior Credit Facilities”), which remain in place after the Amendment. The Amended Senior Credit Agreement provides for, among other things, a holiday (the “Relief Period”) from the Borrower’s leverage covenant until June 30, 2021, during which time (i) certain negative covenant exceptions are not available to the Borrower and its Subsidiaries, (ii) pricing on the Senior Credit Facilities is increased as set forth in further detail below, (iii) the Borrower and its Subsidiaries must comply with a liquidity covenant and additional reporting requirements and (iv) the Borrower and its Subsidiaries must meet additional conditions to borrow loans under the Revolving Credit Facility.

During the Relief Period, pricing on the Senior Credit Facilities will be as follows:

(a)	loans made under the Term Facility, at the option of the Borrower, shall bear interest at the Eurocurrency Rate plus 2.25% (as compared to 1.75% pre-Amendment) or at ABR plus 1.25% (as compared to 0.75% pre-Amendment); and

(b)	loans made under the Revolving Credit Facility, at the option of the Borrower, shall bear interest in accordance with the table set forth below, an increase of 0.25% at each level as compared to pre-Amendment, based on the Borrower’s corporate credit rating assigned by Moody’s and the corporate issuer rating assigned by S&P:

Level	Specified Rating	Applicable Margin Eurocurrency Loans	Applicable Margin ABR Loans
Level I	≥ Ba2 from Moody’s and ≥ BB from S&P	2.00%	1.00%
Level II	≥ Ba3 and < Ba2 from Moody’s and ≥ BB- and < BB from S&P	2.25%	1.25%
Level III	< Ba3 from Moody’s or < BB- from S&P	2.50%	1.50%

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment to the Senior Credit Agreement, dated April 27, 2020, by and among Avis Budget Car Rental, LLC, Avis Budget Holdings, LLC, Avis Budget Group, Inc., certain of Avis Budget Car Rental, LLC’s subsidiaries, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean Sera
Jean Sera
Senior Vice President, General Counsel and Corporate Secretary

Date: April 27, 2020